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                                                                  EXHIBIT 2.1.1

                            CERTIFICATE OF AMENDMENT
                                     TO THE
                           ARTICLES OF INCORPORATION
                                       OF
                              MIRACOM CORPORATION

         Pursuant to the Nevada General Corporation Law Section 78.385 entitled "Amendment to the Articles of Incorporation", We, the undersigned, President and Secretary of MIRACOM CORPORATION, a Nevada corporation (the "Corporation"), do hereby certify:

         That the Board of Directors of the Corporation, by unanimous written consent without a meeting dated December 23, 1999, adopted a resolution to amend the original articles, and this certificate correctly amends Article I of the Corporation's Articles of Incorporation dated September 13, 1995 (the "Articles"):

         Article I is hereby amended to read in full as follows:

                That the name of this corporation shall be and is parts.com, Inc.

         NOW THEREFORE, the undersigned do hereby consent to, approve and adopt the Amendment of the Articles of Incorporation of said corporation set forth in the foregoing resolution.

         The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 22,864,524; that the said changes and amendment have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.


         IN WITNESS WHEREOF, the undersigned have executed this certificate of amendment this 4th day of January, 2000.

/s/ Shawn D. Lucas                                  /s/ Scott A. Anderson
-------------------------                           ----------------------------
Shawn D. Lucas, President                           Scott A. Anderson, Secretary




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STATE OF FLORIDA           )
                           ) ss.
County of SEMINOLE         )

         Before me, the undersigned authority, this 4th day of January, 2000 personally appeared Shawn D. Lucas, who acknowledged before that that he is the President of Miracom Corporation, a Nevada corporation, and that he executed the foregoing Certificate of Amendment for and on behalf of said corporation.


                                                     /s/ Claire E. Randle
                                                     --------------------
                                                     Notary Public


My Commission Expires:

02/08/02
----------------------


STATE OF                   )
                           ) ss.
County of                  )

         Before me, the undersigned authority, this 4th day of January, 2000 personally appeared Scott A. Anderson, who acknowledged before that that he is the Secretary of Miracom Corporation, a Nevada corporation, and that she executed the foregoing Certificate of Amendment for and on behalf of said corporation.


                                                     /s/ Claire E. Randle
                                                     --------------------
                                                     Notary Public


My Commission Expires:

02/08/02
----------------------






















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